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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Amendment No. 5 in this Registration Statement on Form S-1 of our reports dated January 28, 2000, except as to note 7 and as to the restated certificate of incorporation and the stock split discussed in note 18, which is as of July 25, 2000, relating to the consolidated financial statements and financial statement schedule of Genencor International, Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Rochester, New York
July 26, 2000